Exhibit l.5

[Letterhead of Sutherland Asbill & Brennan LLP]

November 16, 2012

Solar Capital Ltd.

500 Park Avenue

New York, NY 10022

Re:	Solar Capital Ltd.
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Solar Capital Ltd., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on March 21, 2011 (File No. 333-172968)(as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $1,000,000,000 in aggregate offering amount of (i) shares (“Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company (“Preferred Shares”), (iii) debt securities (“Debt Securities”), (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), and (v) units comprised of one or more Common Shares, Preferred Shares, Debt Securities and/or Warrants (“Units,” and together with the Common Shares, the Preferred Shares, the Debt Securities and the Warrants, the “Securities”). The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.

This opinion letter is rendered in connection with the issuance and sale of $100,000,000 in aggregate principal amount of the Company’s 6.75% senior notes due 2042 (the “Senior Notes”), as described in the prospectus supplement, dated as of November 8, 2012, filed with the Commission pursuant to Rule 497 under the Securities Act (the “Prospectus Supplement”). The Senior Notes are being sold by the Company pursuant to an underwriting agreement, dated as of November 8, 2012, by and among the Company, Solar Capital Partners, LLC, Solar Capital Management, LLC and each of Citigroup Global Markets, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

Solar Capital Ltd.

November 16, 2012

As counsel to the Company, we have participated in the preparation of the Registration Statement and the Prospectus Supplement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Underwriting Agreement;

(ii)	The Indenture, dated as of November 16, 2012 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”);

(iii)	The First Supplemental Indenture, dated as of November 16, 2012, by and between the Company and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, collectively the “Indenture”); and

(iv)	A global note representing the Senior Notes (the “Global Note,” and together with the Indenture, the “Senior Note Documents”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts so relied upon.

The opinions set forth below are limited to the effect of the laws of the State of New York that are, in our experience, applicable to the Senior Notes, in each case as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i) any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Senior Notes pursuant to the Registration Statement, (ii) enforceability to the extent it may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing, and (iii) enforcement of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy.

Solar Capital Ltd.

November 16, 2012

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the Company (a) is a corporation existing and in good standing under the laws of the State of Maryland and (b) has the corporate power and authority to execute and deliver, and to perform its obligations under, each of the Senior Note Documents, (ii) the terms of the Senior Notes and the issuance thereof comply with the requirements of the Investment Company Act of 1940, as amended, (iii) the execution and delivery by each of the Company and the Trustee of, and the peformance by each of the Company and the Trustee of its respective obligations under, the Senior Note Documents have been duly authorized by all necessary corporate action on the part of the Company and the Trustee, (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Senior Note Documents do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, (v) the Senior Notes have been duly authorized for issuance by the Company, (vi) the Base Indenture and the Supplemental Indenture have been duly executed and delivered by each of the Company and the Trustee, and (vii) the Global Note has been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, we are of the opinion that the Senior Notes, when delivered to and paid for by the purchasers thereof in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP